UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

Proofpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35506	51-041486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

892 Ross Drive, Sunnyvale CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Proofpoint, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter and with respect to the election of a director were as indicated:

(1)  Holders of the Company’s common stock voted to elect one Class I director to serve for a three-year term expiring at the 2019 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal as follows:

Name	For	Withheld	Broker Non-Votes
Douglas Garn	34,472,902	824,357	2,909,162

(2)  Holders of the Company’s common stock voted to ratify the appointment of PricewaterhouseCoopers LLP as its principal independent registered public accounting firm for the fiscal year ending December 31, 2016 as follows:

Shares voted in favor:	37,906,941
Shares voted against:	254,881
Shares abstaining:	44,599

 (3)  Holders of the Company’s common stock voted to approve a nonbinding advisory vote on the compensation of our named executive officers as follows:

Shares voted in favor:	31,896,309
Shares voted against:	3,345,679
Shares abstaining:	55,271
Broker non-votes:	2,909,162

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proofpoint, Inc.

Date: May 27, 2016	By:	/s/ Paul Auvil
Paul Auvil
Chief Financial Officer

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